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                                                                     Exhibit 4.4

                    (Form of Face of Exchange Series of Bond)

                               PECO ENERGY COMPANY

REGISTERED                                                            REGISTERED
NUMBER

                       FIRST AND REFUNDING MORTGAGE BOND,
                             5.95% SERIES DUE 2011,
                              DUE NOVEMBER 1, 2011

     PECO Energy Company, a Pennsylvania corporation (hereinafter called the
Company), for value received, hereby promises to pay to                   or
registered assigns,

Dollars on November 1, 2011, at the office or agency of the Company, in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company, in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment shall constitute legal tender for the payment of public and private debts, and to pay interest (computed on the basis of a 360-day year of twelve 30-day months) thereon from the date hereof at the rate of 5.95 percent per annum in like coin or currency, payable at either of the offices aforesaid on May 1 and November 1 in each year until the Company's obligation with respect to the payment of such principal shall have been discharged. Any accrued and unpaid interest on any bond of the Original Series upon the issuance of an Exchange Security (as defined in the Registration Rights Agreement) shall cease to be payable to the holder thereof but such accrued and unpaid interest shall be payable on the next interest payment date for such Exchange Security to the holder thereof on the related record date. Both such principal and interest are payable less deduction for any taxes, assessments or governmental charges assessed against this bond or the interest hereon or any owner or holder hereof which the Company, the Trustee under the Mortgage referred to on the reverse hereof or any paying agent is or may be required to collect or withhold under any present or future law of the United States of America, or any state and/or of any county, municipality, taxing authority or political subdivision thereof.

     "Registration Rights Agreement" means an agreement by and among the Company and the initial purchasers of the bonds of this series regarding the Company's obligation to (1) complete the Exchange Offer and (2) register the resale of the bonds of this series with the Securities and Exchange Commission.

     The Company may fix a date, not more than fourteen calendar days prior to any interest payment date, as a record date for determining the registered holder of this bond entitled to such interest payment, in which case only the registered holder on such record date shall be entitled to receive such payment, notwithstanding any transfer of this bond upon the registration books subsequent to such record date.

     This bond shall not be valid or become obligatory for any purpose unless it shall have been authenticated by the certificate of the Trustee under said Mortgage endorsed hereon.

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         The provisions of this bond are continued on the reverse hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

         IN WITNESS WHEREOF, PECO Energy Company has caused this instrument to be signed in its corporate name with the manual or facsimile signature of its President or a Vice President and its corporate seal to be impressed or a facsimile imprinted hereon, duly attested by the manual or facsimile signature of its Secretary or an Assistant Secretary.

Dated:

                                          PECO ENERGY COMPANY


                                          By____________________________________
                                                          President

(SEAL)

                                          Attest:_______________________________
                                                          Secretary


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                  (Form of Reverse of Exchange Series of Bond)

                               PECO ENERGY COMPANY
                       First and Refunding Mortgage Bond,
                              5.95% Series Due 2011
                              Due November 1, 2011

                                   (CONTINUED)

     This bond is one of a duly authorized issue of bonds of the Company, unlimited as to amount except as provided in the Mortgage hereinafter mentioned or in any indenture supplemental thereto, and is one of a series of said bonds known as First and Refunding Mortgage Bonds, 5.95% Series due 2011. This bond and all other bonds of said issue are issued and to be issued under and pursuant to and are all secured equally and ratably by an indenture of mortgage and deed of trust dated May 1, 1923, duly executed and delivered by The Counties Gas and Electric Company (to which the Company is successor) to Fidelity Trust Company, as Trustee (to which Wachovia Bank, National Association, a national banking association organized and existing under the laws of the United States of America, is successor Trustee), as amended, modified or supplemented by ninety-eighth certain supplemental indentures from the Company or its predecessors to said successor Trustee or its predecessors, said mortgage, as so amended, modified or supplemented being herein called the Mortgage. Reference is hereby made to the Mortgage for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of said bonds and of the Trustee in respect of such security, the rights, duties and immunities of the Trustee, and the terms and conditions upon which said bonds are and are to be secured, and the circumstances under which additional bonds may be issued.

     As provided in the Mortgage, the bonds secured thereby may be for various principal sums and are issuable in series, which series may mature at different times, may bear interest at different rates, and may otherwise vary. The bonds of this series mature on November 1, 2011, and are issuable only in registered form without coupons in any denomination authorized by the Company.

     Any bond or bonds of this series may be exchanged for another bond or bonds of this series in a like aggregate principal amount in authorized denominations, upon presentation at the office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, all subject to the terms of the Mortgage but without any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the exchange.

     The bonds of this series are redeemable at the option of the Company, as a whole or in part, at any time upon notice sent by the Company through the mail, postage prepaid, at least thirty (30) days and not more than forty-five (45) days prior to the date fixed for redemption, to the registered holder of each bond to be redeemed, addressed to such holder at his address appearing upon the registration books, at a redemption price equal to the greater of (1) 100% of the principal amount of the bonds to be redeemed, plus accrued interest to the redemption date,

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or (2) as determined by the Quotation Agent, the sum of the present values of the remaining scheduled payments of principal and interest on the bonds to be redeemed (not including any portion of payments of interest accrued as of the redemption date) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 30 basis points, plus accrued interest to the redemption date. Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the bonds of this series or portions of the bonds of this series called for redemption.

     "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date.

     "Business Day" means any day that is not a day on which banking institutions in New York City are authorized or required by law or regulation to close.

     "Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the bonds of this series that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the bonds of this series.

     "Comparable Treasury Price" means, with respect to any redemption date:

     o the average of the Reference Treasury Dealer Quotations for that redemption date, after excluding the highest and lowest of the Reference Treasury Dealer Quotations; or

     o if the Trustee obtains fewer than three Reference Treasury Dealer Quotations, the average of all Reference Treasury Dealer Quotations so received.

     "Quotation Agent" means the Reference Treasury Dealer appointed by the Company.

     "Reference Treasury Dealer" means (1) each of Merrill Lynch, Pierce, Fenner & Smith Incorporated and First Union Securities, Inc. and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), in which case the Company shall substitute another Primary Treasury Dealer; and (2) any other Primary Treasury Dealer selected by the Company.

     "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by that Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding that redemption date.

     The principal of this bond may be declared or may become due on the conditions, in the manner and with the effect provided in the Mortgage upon the happening of an event of default as in the Mortgage provided.

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     This bond is transferable by the registered holder hereof in person or by attorney, duly authorized in writing, at the office of the Trustee in the City of Philadelphia, Pennsylvania, or, at the option of the holder, at the office or agency of the Company in the Borough of Manhattan, The City of New York, in books of the Company to be kept for that purpose, upon surrender and cancellation hereof, and upon any such transfer, a new registered bond or bonds, without coupons, of this series and for the same aggregate principal amount, will be issued to the transferee in exchange herefor, all subject to the terms of the Mortgage but without payment of any charge other than a sum sufficient to reimburse the Company for any stamp tax or other governmental charge incident to the transfer. The Company, the Trustee, and any paying agent may deem and treat the person in whose name this bond is registered as the absolute owner hereof for the purpose of receiving payment of or on account of the principal and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or interest on this bond to any incorporator or any past, present or future stockholder, officer or director of the Company or of any predecessor or successor corporation, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company or of any predecessor or successor corporation in respect to this bond is hereby expressly waived and released by every holder hereof, except to the extent that such liability may not be waived or released under the provisions of the Securities Act of 1933 or of the rules and regulations of the Securities and Exchange Commission thereunder.

     UNLESS THIS BOND IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY BOND ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                        (End of Form of Reverse of Bond)

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